EXHIBIT 14.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-13178, 333-14224, 333-119938, 333-124241, 333-130657 and 333-137680) of our report dated March 24, 2006 (except for the note 40 for which the date is May 10, 2006) with respect to the consolidated financial statements of Thomson included in its amended Annual Report (Form 20-F/A) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

BARBIER FRINAULT & AUTRES ERNST & YOUNG Jérôme Guirauden

Paris-La Défense and Neuilly-sur-Seine, France

July 24, 2007